SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):     April 17, 2006
COMPASS BANCSHARES, INC. EMPLOYEE STOCK OWNERSHIP PLAN
(Exact name of Registrant as specified in its charter)

Delaware	1-31272	63-0593897

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 South 20th Street, Birmingham, Alabama	35233

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:         (205) 297-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant
     As previously reported on Form 8-K, on March 16, 2006, the Audit Committee of the Board of Directors of Compass Bancshares, Inc. (the “Audit Committee”) dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accountants for the Compass Bancshares, Inc. Employee Stock Purchase Plan (the “Plan”)
     On April 17, 2006, the Audit Committee selected Dixon Hughes PLLC (“Dixon Hughes”) as the Plan’s independent registered public accountants.
     During the year’s ended December 31, 2004 and 2003 and the subsequent interim period through April 17, 2006, the Plan did not consult with Dixon Hughes regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s consolidated financial statements or (2) the subject matter of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v).
     The Plan provided both PwC and Dixon Hughes with a copy of the foregoing disclosure.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: April 21, 2006

COMPASS BANCSHARES, INC.
By:	/s/ Jerry W. Powell
Jerry W. Powell
Secretary and General Counsel